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                                                                   EXHIBIT 16.1
                             (Arthur Andersen Logo)




                                                Arthur Andersen LLP
                                                1717 East Ninth Street
                                                Cleveland OH 44114
                                                216 781 2140

February 8, 1995



Office of the Chief Accountant
SECPF Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir:


We have read Item 5 enclosed in the attached Form 10-Q dated February 8, 1995 of Essef Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
- ---------------------------
    Arthur Andersen LLP




cc:   Mr. Theodore A. Havens
      Chief Financial Officer and Treasurer
      Essef Corporation

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